UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 15, 2019 (January 11, 2019)

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Maryland	814-00821	27-2614444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4920 New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 588-6770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As discussed in Business Development Corporation of America’s (the “Corporation”) definitive proxy statement, filed with the Securities and Exchange Commission on November 5, 2018, Benefit Street Partners L.L.C. (“BSP”) entered into a definitive agreement with Franklin Resources, Inc. and Templeton International, Inc. (collectively, “Franklin Templeton”), whereby Franklin Templeton would acquire BSP (the “Transaction”), including BSP’s 100% ownership interest in BDCA Adviser, LLC (the “Adviser”). Due to the change of control of BSP, if the Transaction is consummated, it will result in an assignment of the current investment advisory agreement between the Corporation and the Adviser under the Investment Company Act of 1940 and, as a result, the immediate termination of such investment advisory agreement. Since the current investment advisory agreement will terminate upon completion of the Transaction, the stockholders of the Corporation were asked to approve a new investment advisory agreement between the Corporation and the Adviser at a special meeting of stockholders (the “Special Meeting”).

Item 5.07 Submission of Matters to a Vote of Security Holders

The Special Meeting was called to order on January 11, 2019. There were present at the Special Meeting, in person or by proxy, stockholders holding an aggregate of 107,950,723 shares of the Corporation’s common stock, out of a total of 189,956,960 shares of the Corporation’s common stock issued and outstanding and entitled to vote at the Special Meeting. Below is a description of the matters voted on at the Special Meeting and the final results of such voting.

Proposal 1. Approval of the New Investment Advisory Agreement

The Corporation’s stockholders approved the new investment advisory agreement between the Corporation and the Adviser to take effect upon the consummation of the Transaction with Franklin Templeton. The Transaction remains subject to the satisfaction of certain closing conditions and is anticipated to close in the first quarter of 2019.

The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstain
99,556,805	2,343,191	6,050,727

Proposal 2. Approval of Adjournment of Special Meeting

Although the Corporation’s stockholders approved the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, such an adjournment was not necessary.

The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstain
99,011,179	2,941,759	5,997,785

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA
Date: January 15, 2019	By:	/s/ Corinne D. Pankovcin
Name: Corinne D. Pankovcin Title: Chief Financial Officer and Treasurer